EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of The Inventure Group, Inc. (the “Company”), that, to his knowledge, the Annual Report of the Company on Form 10-K for the period ended December 27, 2008, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.  This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K.  A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 27, 2009	By:	/s/ Terry McDaniel

Terry McDaniel Chief Executive Officer (Principal Executive Officer)

Date: March 27, 2009	By:	/s/ Steve Weinberger

Steve Weinberger Chief Financial Officer (Principal Financial and Accounting Officer)